UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2026

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16760 SW Upper Boones Ferry Rd., Suite 101
Portland, OR 97224
(503) 601-4545
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PXLW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 14, 2026, John Y. Liu submitted his resignation as a director on the board of directors (the “Board”) of Pixelworks, Inc. (the “Company”), effective immediately. Mr. Liu’s resignation is not related to any disagreement relating to the Company’s operations, policies or practices.

(d)

On January 14, 2026, at the recommendation of the Board’s Corporate Governance and Nominating Committee, the Board appointed Douglas J. Darrow as a director to fill the vacancy created by Mr. Liu’s resignation. It is expected that the Board’s Corporate Governance and Nominating Committee will nominate Mr. Darrow for reelection at the Company’s 2026 annual meeting of shareholders. Mr. Darrow has been appointed to serve on the Compensation and Strategy Committees of the Board.

Mr. Darrow will receive the standard cash compensation payable to all of the Company’s non-employee directors, will enter into the Company’s standard form of indemnification agreement, and will be subject to the Company’s minimum equity investment requirement for directors, which requires that, within five years of the date of initial appointment to the Board, directors must have minimum equity holdings in the Company with a value of at least $115,000. In connection with his appointment to the Board, Mr. Darrow was granted 4,000 restricted stock units (“RSUs”) under the Company’s Amended and Restated 2006 Stock Incentive Plan. The RSUs are scheduled to vest in two quarterly installments over the six-month period beginning January 14, 2026.

There are no transactions in which Mr. Darrow has an interest requiring disclosure by the Company under Item 404(a) of Regulation S-K. There are no family relationships between him and any other executive officer or director of the Company. Other than the compensation arrangements described above, there is no arrangement or understanding between Mr. Darrow and any other persons or entities pursuant to which Mr. Darrow was appointed as a director of the Company.

On January 20, 2026, the Company issued a press release announcing the appointment of Mr. Darrow to the Board. The full text of the Company’s press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 20, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

Dated:	January 20, 2026	/s/ Haley F. Aman
Haley F. Aman Chief Financial Officer